Exhibit 99.1

Contacts:

Raymond Jones	Katie Curnutte

Investor Relations	Public Relations

206-470-7137	206-757-2785

ir@zillow.com	press@zillow.com

ZILLOW GROUP REPORTS FIRST QUARTER 2015 CONSOLIDATED RESULTS;

REAFFIRMS FULL-YEAR 2015 OUTLOOK

•	Pro forma Revenue of $162.5 million, up 35% year over year.

•	Pro forma Real Estate Revenue of $113.4 million, up 54% year over year.

•	GAAP Revenue of $127.3 million.

•	Reaffirmed full-year 2015 pro forma Revenue outlook of $690 million and pro forma Adjusted EBITDA of $80 million - $85 million.

•	In March 2015, nearly 140 million unique users visited Zillow Group consumer brands Zillow, Trulia, StreetEasy and HotPads.

•	Trulia integration on track for completion by year-end.

SEATTLE – May 12, 2015 – Zillow Group (NASDAQ:Z), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and Web, today announced its pro forma and consolidated financial results for the quarter ended March 31, 2015. Throughout this release, financial results are presented on both a reported and pro forma basis. Reported results were prepared in accordance with generally accepted accounting principles (GAAP). Pro forma results exclude items described in the reconciliation tables below and also assume the February 2015 acquisition of Trulia occurred on January 1, 2014, the beginning of the comparable prior year reporting period. The pro forma results are presented in order to provide additional insights into the underlying trends in the business.

“The combined team at Zillow Group is executing extremely well across all of our brands and marketplaces,” said Zillow Group CEO Spencer Rascoff. “Our already massive audience of home shoppers continues to grow throughout our network of brands, and we are rapidly recognizing the benefits of scale. We have integrated the Zillow mortgage and rentals products into Trulia, giving our advertisers and partners access to an even wider consumer audience. And most importantly, we are on track to combine our agent advertising business by the end of 2015, setting us up to fully realize the potential of Zillow Group’s huge and growing audience.”

Pro Forma First Quarter 2015 Financial Highlights

•	Pro forma Revenue increased 35% to $162.5 million from $120.7 million in the first quarter of 2014. Pro forma Revenue excluding Market Leader Revenue increased 41% to $149.0 million from $105.5 million in the first quarter of 2014.

•	Pro forma Marketplace Revenue increased 42% to $136.9 million from $96.3 million in the first quarter of 2014.

•	Pro forma Real Estate Revenue grew 54% to $113.4 million from $73.5 million in the first quarter of 2014.

•	Pro forma Mortgages Revenue grew 33% to $10 million from $7.5 million in the first quarter of 2014.

•	Pro forma Market Leader Revenue decreased 11% to $13.6 million from $15.3 million in the first quarter of 2014.

•	Pro forma Display Revenue increased 5% to $25.6 million from $24.5 million in the first quarter of 2014.

•	Pro forma basic and diluted net loss per share was $0.31 in the first quarter of 2015 compared to pro forma basic and diluted net loss per share of $0.42 in the same period last year.

•	Pro forma net loss was $17.9 million in the first quarter of 2015 compared to pro forma net loss of $23.8 million in the same period last year.

•	Pro forma Adjusted EBITDA was $24.5 million in the first quarter of 2015, or 15% of pro forma Revenue, which was an increase from $12.1 million in the first quarter of 2014, or 10% of pro forma Revenue.

Reported First Quarter 2015 Consolidated Financial Highlights

Zillow Group’s first quarter 2015 consolidated financial results include the results of Trulia’s operations for the partial period from the acquisition date of February 17, 2015 to March 31, 2015.

•	Revenue of $127.3 million.

•	Marketplace Revenue of $108.9 million, including Real Estate Revenue of $93.3 million, Mortgages Revenue of $9.6 million and Trulia’s Market Leader Revenue of $6.1 million.

•	Display Revenue of $18.3 million.

•	Basic and diluted GAAP net loss per share was $1.19 in the first quarter and includes the impact of $0.25 on basic and diluted GAAP net loss per share from acquisition-related costs and $0.51 on basic and diluted GAAP net loss per share from restructuring costs due to the company’s February 2015 acquisition of Trulia and the related restructuring plan.

•	Basic and diluted non-GAAP net income per share was $0.04 and $0.05, respectively, in the first quarter, which excludes share-based compensation expense, acquisition-related costs and restructuring costs.

•	GAAP net loss was $58.4 million in the first quarter of 2015 and includes the impact of $12.5 million of acquisition-related costs and $25.1 million of restructuring costs due to the company’s February 2015 acquisition of Trulia and the related restructuring plan.

•	Adjusted EBITDA was $16.7 million in the first quarter of 2015, or 13% of revenue.

Operating and Business Highlights

•	In March 2015, nearly 140 million unique users visited Zillow Group consumer brands Zillow, Trulia, StreetEasy and HotPads.

•	The integration of Trulia began quickly after the transaction closed on Feb. 17. Within weeks, Zillow’s and Trulia’s display media business, as well as mortgages and rentals products, were all integrated under Zillow Group, bringing the benefits of increased audience to Zillow Group’s advertisers and partners.

•	As discussed on the April 14 investor call, Zillow Group expects all aspects of the agent advertising products to be integrated between Zillow and Trulia by the end of 2015. By the beginning of 2016, agents will buy media from the combined Zillow Group family of brands.

•	Zillow and Trulia now receive 100% of listings directly, and coverage of for-sale-by-agent listings is better than it ever has been for the two brands. Zillow Group continues to add MLS partners. Since the operating call four weeks ago, 47 new MLSs have started sending direct listings. By receiving listings directly, Zillow Group can provide the most accurate and timely listings to millions of consumers who visit the company’s portfolio of brands each month.

•	Zillow Group’s various brands are the clear category leaders on mobile devices across third party measurement services.[1] Nearly two-thirds of our flagship brand Zillow’s usage occurs on a mobile device; on weekends it’s more than 70%. In March, more than half a billion homes were viewed on Zillow Mobile – that’s 228 homes per second.

•	At the end of the first quarter, Zillow Group had a total of 103,415 Agent Advertisers. This number includes organic additions throughout the quarter as well as the addition of Trulia’s agent advertisers, de-duplicated across Zillow and Trulia, but excluding Market Leader-only subscribers. Agent Advertisers spent a record amount with Zillow Group in the first quarter of 2015. The combination of increased impression inventory and advertiser count resulted in average monthly revenue per advertiser (ARPA) of $354 during the quarter (excluding revenue generated by Market Leader and Market Leader-only subscribers).

•	Same-agent sales remained strong in the first quarter, with over 50% of ARPA growth coming from advertisers that have been with Zillow for a year or more. In addition, more than 60% of orders for advertising packages were to existing advertisers buying more impressions.

•	The Zillow Group Rental Network is growing quickly, and over the past year has added more multifamily partners than ever before, increasing new partnerships 84% year-over-year. Today, nearly 90% of the National Multifamily Housing Council’s 50 largest apartment managers are Zillow Group Rentals customers.

Business Outlook - Full-Year 2015

For full-year 2015, Zillow Group reaffirmed its previous outlook, and expects pro forma revenue to be $690 million, which includes Market Leader’s expected revenue of $40 million. The company expects pro forma Adjusted EBITDA to be in the range of $80 million to $85 million.

Quarterly Conference Call

A quarterly conference call to discuss Zillow Group, Inc.’s first quarter 2015 financial results and business outlook will occur today at 2 p.m. Pacific Time (5 p.m. Eastern Time) and will be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 18765839. Callers outside the United States may dial 443-863-7921 with conference ID# 18765839. Questions submitted via Zillow Group, Inc.’s Twitter account (www.twitter.com/zillowgroup) using the hashtag #ZEarnings will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our expectations related to our execution against our strategic priorities, our positioning for 2016, and our business outlook. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our February 2015 acquisition of Trulia, Inc.; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to certain pro forma financial results, Adjusted EBITDA and non-GAAP net income per share, all of which are non-GAAP financial measures. We have provided a reconciliation of pro forma Adjusted EBITDA to pro forma net loss, Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, within this earnings release.

The pro forma financial results included in this press release, although helpful in illustrating the financial characteristics of Zillow Group under one set of assumptions, are not true historical financial results. They are provided for informational purposes and do not attempt to represent Zillow Group’s actual financial condition if the acquisition had been completed on the applicable dates of the financial statements presented herein or predict or suggest future results.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect interest expense; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income per share excludes the impact of share-based compensation expense, acquisition-related costs and restructuring costs. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs and restructuring costs facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) houses a portfolio of the largest real estate and home-related brands on mobile and Web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy® and HotPads®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Postlets®, Mortech®, Diverse Solutions®, Market Leader® and Retsly™. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Postlets, Mortech, Diverse Solutions, StreetEasy, and HotPads are registered trademarks of Zillow, Inc. Retsly is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, Inc. Market Leader is a registered trademark of Market Leader, Inc.

(ZFIN)

Pro Forma Financial Information

The following pro forma financial information gives effect to the February 2015 acquisition of Trulia as if it were consummated on January 1, 2014, the beginning of the comparable prior reporting period (in thousands, unaudited):

	Three Months Ended
	March 31,
	2015 (1)	2014 (2)
Pro forma revenue	$162,531	$120,732
Pro forma net loss	$(17,854)	$(23,806)
Pro forma net loss per share — basic and diluted	$(0.31)	$(0.42)
Pro forma weighted-average shares outstanding — basic and diluted	58,143	56,581

Other Financial Data:
Pro forma Adjusted EBITDA (3)	$24,501	$12,117

(1)	The three months ended March 31, 2015 includes pro forma adjustments for $46.2 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $33.7 million to eliminate one-time share-based compensation expense attributable to substituted equity awards and to record additional share-based compensation expense attributable to substituted equity awards, $25.3 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $2.4 million to record additional amortization expense for acquired intangible assets and $1.1 million to eliminate Trulia’s historical amortization of capitalized website development costs.
(2)	The three months ended March 31, 2014 includes pro forma adjustments for $4.7 million to record additional amortization expense for acquired intangible assets, $1.3 million to eliminate share-based compensation expense attributable to substituted equity awards and $0.9 million to eliminate Trulia’s historical amortization of capitalized website development costs.
(3)	See below for a reconciliation of pro forma Adjusted EBITDA to pro forma net loss.

The following table presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss:
Pro forma net loss	$(17,854)	$(23,806)
Pro forma other income	(302)	(364)
Pro forma depreciation and amortization expense	19,862	19,013
Pro forma share-based compensation expense	21,236	15,701
Pro forma interest expense	1,559	1,573

Pro forma Adjusted EBITDA	$24,501	$12,117

The following table presents our pro forma revenue by type for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2015	2014
Pro Forma Revenue:
Pro forma Marketplace revenue:
Real estate	$113,396	$73,520
Mortgages	9,950	7,497
Market Leader	13,581	15,252

Total pro forma Marketplace revenue	136,927	96,269
Pro forma Display revenue	25,604	24,464

Total pro forma revenue	$162,531	$120,732

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$307,852	$125,765
Short-term investments	320,581	246,829
Accounts receivable, net	31,267	18,684
Prepaid expenses and other current assets	25,035	10,059

Total current assets	684,735	401,337
Restricted cash	6,800	—
Long-term investments	—	83,326
Property and equipment, net	72,936	41,600
Goodwill	1,833,427	96,352
Intangible assets, net	569,125	26,757
Other assets	1,171	358

Total assets	$3,168,194	$649,730

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,661	$9,358
Accrued expenses and other current liabilities	52,468	16,883
Accrued compensation and benefits	16,786	6,735
Accrued restructuring costs	7,369	—
Deferred revenue	23,768	15,356
Deferred rent, current portion	968	864

Total current liabilities	115,020	49,196
Deferred rent, net of current portion	11,774	11,755
Long-term debt	230,000	—
Deferred tax liabilities and other long-term liabilities	143,430	—
Shareholders’ equity:
Class A common stock	5	3
Class B common stock	1	1
Additional paid-in capital	2,853,941	716,506
Accumulated other comprehensive income	138	—
Accumulated deficit	(186,115)	(127,731)

Total shareholders’ equity	2,667,970	588,779

Total liabilities and shareholders’ equity	$3,168,194	$649,730

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$127,273	$66,243
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	13,019	6,164
Sales and marketing (2)	59,286	35,133
Technology and development (2)	37,325	16,735
General and administrative (2)	38,024	14,689
Acquisition-related costs	12,477	—
Restructuring costs (2)	25,065	—

Total costs and expenses	185,196	72,721

Loss from operations	(57,923)	(6,478)
Other income	269	219
Interest expense	(730)	—

Net loss	$(58,384)	$(6,259)

Net loss per share — basic and diluted	$(1.19)	$(0.16)
Weighted-average shares outstanding — basic and diluted	49,130	39,322

(1) Amortization of website development costs and intangible assets included in technology and development	$11,782	$6,784
(2) Includes share-based compensation expense as follows:
Cost of revenue	$952	$373
Sales and marketing	4,209	1,303
Technology and development	5,766	2,025
General and administrative	12,080	3,431
Restructuring costs	10,420	—

Total	$33,427	$7,132

Other Financial Data:
Adjusted EBITDA (3)	$16,654	$8,728

(3) See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2015	2014
Operating activities
Net loss	$(58,384)	$(6,259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,028	8,074
Share-based compensation expense	23,007	7,132
Restructuring costs	21,702	—
Loss on disposal of property and equipment	87	235
Bad debt expense	805	635
Deferred rent	381	697
Amortization of bond premium	849	812
Changes in operating assets and liabilities:
Accounts receivable	(296)	(260)
Prepaid expenses and other assets	5,477	(1,920)
Accounts payable	(763)	1,679
Accrued expenses and other current liabilities	(7,652)	2,468
Accrued compensation and benefits	1,727	1,070
Deferred revenue	112	(158)
Other long-term liabilities	375	—

Net cash provided by operating activities	1,455	14,205

Investing activities
Proceeds from maturities of investments	63,780	44,539
Purchases of investments	(59,896)	(103,094)
Proceeds from sales of investments	4,979	—
Increase in restricted cash	147	—
Purchases of property and equipment	(10,321)	(7,872)
Purchases of intangible assets	(284)	(1,147)
Cash acquired in acquisition, net	173,406	—

Net cash provided by (used in) investing activities	171,811	(67,574)

Financing activities
Proceeds from exercise of Class A common stock options	9,124	5,263
Value of equity awards withheld for tax liability	(303)	—

Net cash provided by financing activities	8,821	5,263
Net increase (decrease) in cash and cash equivalents during period	182,087	(48,106)
Cash and cash equivalents at beginning of period	125,765	201,760

Cash and cash equivalents at end of period	$307,852	$153,654

Supplemental disclosures of cash flow information
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$1,883,728	$—
Capitalized share-based compensation	$2,424	$1,586
Write-off of fully depreciated property and equipment	$11,759	$1,498

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(58,384)	$(6,259)
Other income	(269)	(219)
Depreciation and amortization expense	14,028	8,074
Share-based compensation expense	23,007	7,132
Acquisition-related costs	12,477	—
Restructuring costs	25,065	—
Interest expense	730	—

Adjusted EBITDA	$16,654	$8,728

Non-GAAP Net Income per Share

The following table presents a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share – basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended
	March 31,
	2015	2014
Net loss, as reported	$(58,384)	$(6,259)
Share-based compensation expense	23,007	7,132
Acquisition-related costs	12,477	—
Restructuring costs	25,065	—

Net income, adjusted	$2,165	$873

Weighted-average shares outstanding – basic	49,130	39,322
Weighted-average shares outstanding – diluted	55,102	42,378
Non-GAAP net income per share – basic	$0.04	$0.02
Non-GAAP net income per share – diluted	$0.05	$0.02

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Marketplace revenue:
Real estate	$93,312	$46,595
Mortgages	9,558	7,129
Market Leader	6,057	—

Total Marketplace revenue	108,927	53,724
Display revenue	18,346	12,519

Total revenue	$127,273	$66,243

	Three Months Ended
	March 31,
	2015	2014
Percentage of Total Revenue:
Marketplace revenue:
Real estate	73%	70%
Mortgages	8%	11%
Market Leader	5%	0%

Total Marketplace revenue	86%	81%
Display revenue	14%	19%

Total revenue	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended March 31,		2014 to 2015
	2015	2014	% Change
	(in thousands)
Unique Users	109,912	70,668	56%

Unique users source: Zillow measures unique users with Google Analytics and Trulia measures unique users with Omniture analytical tools. Beginning on February 17, 2015, the reported monthly unique users reflect the effect of Zillow Group’s February 17, 2015 acquisition of Trulia.

	At March 31,		2014 to 2015
	2015	2014	% Change
Agent Advertisers	103,415	52,968	95%

[1]	For example, flagship brand Zillow operates the most popular suite of mobile real estate apps across all major platforms, according to internal tracking in April 2015.